Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 5, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Rio Tinto plc’s and Rio Tinto Limited’s Annual Report on Form 20-F for the year ended 31 December 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP Chartered Accountants	PricewaterhouseCoopers Chartered Accountants
London, United Kingdom	Brisbane, Australia

March 15, 2012	March 15, 2012